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                                                                       Exhibit 8

                                OUR SUBSIDIARIES

        Our significant subsidiaries are listed below:

                                                                                  Our ownership interest
                                                                Jurisdiction of      and voting power
                       Subsidiary Name                           Incorporation             (%)
-------------------------------------------------------------   ---------------   ----------------------
Shanghai Petrochemical Investment Development Company Limited   Shanghai          100

SPC Marketing Development Corporation                           Shanghai          100

China Jinshan Associated Trading Corporation                    Shanghai          70

Shanghai Jinhua Industrial Company Limited                      Shanghai          81.46

Shanghai Jindong Petrochemical Industrial Company Limited       Shanghai          60

Zhejiang Jinzhe Petrochemical Associated Company Limited        Shanghai          58.43

Shanghai Golden Way Petrochemical Company Limited               Shanghai          75

Shanghai Jinchang Engineering Plastics Company Limited          Shanghai          50.38

Shanghai Golden-Phillips Petrochemical Company Limited          Shanghai          60

Zhenjiang Jin Yong Acrylic Fibre Company Limited                Zhejiang          75

Shanghai Petrochemical Enterprise Development Company Limited   Shanghai          100

Shanghai Petrochemical Jianghai Textiled Yarn Plant             Shanghai          100